DENBURY RESOURCES INC.

Amended and Restated
2004 Omnibus Stock and Incentive Plan
(amended and restated as of May 24, 2017)

1.Purpose. This Amended and Restated 2004 Omnibus Stock and Incentive Plan (amended and restated as of May 24, 2017) (the or this “Plan”) is an amendment and restatement of the Plan (as amended and restated as of May 24, 2016 and December 12, 2013) (the “Prior Plan”). The purpose of the Plan is to provide a means through which Denbury Resources Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees and directors and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.Definitions. For purposes of this Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Cash Award, Performance Award or Substitute Award, together with any other right or interest granted to a Participant under this Plan.

(c)“Award Agreement” means any written instrument (including an electronic instrument) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. In the event of a conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan are controlling; notwithstanding the foregoing, an Award Agreement providing greater specificity as to certain aspects of the Award which are also covered by this Plan, shall not constitute a conflict with the terms of this Plan.

(d)“Board” means the Board of Directors of the Company.

(e)“Cash Award” means an Award denominated in cash granted under Section 6(h) hereof.

(f)“Cause” shall mean either (i) a final, nonappealable conviction of a Participant for commission of a felony involving moral turpitude or (ii) a Participant’s willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company’s reputation.

(g)“Change of Control” means the occurrence of any one of the following with respect to the Company:

(i)“Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” shall mean any individual who has served as a Director for one year or more, together with any new Directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such one-year period or whose election or nomination for election was previously so approved;

(ii)any person or combination of persons acting as a group (as defined in Rule 13d-3 under the Exchange Act) become the beneficial owners (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of Stock representing thirty percent (30%) or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of Directors;
(iii)a merger or consolidation to which the Company is a party, regardless of the surviving entity in such transaction, if (A) the shareholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than fifty percent (50%) of the combined voting power to vote for the election of directors of the surviving corporation, or other entity following the effective date of such merger or consolidation or (B) following such merger or consolidation, fifty percent (50%) or more of the individuals who (on the date immediately prior to the date of execution of the agreement providing for such merger or consolidation) constitute the members of Senior Management do not, as of a date six months after such merger or consolidation, hold an officer’s position which would make them a member of senior management of the surviving corporation; or

(iv)the sale of all, or substantially all, of the assets of the Company or the liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 2(g), if a Participant’s Separation is for a reason other than for Cause, and occurs not more than ninety (90) days prior to the date on which a Change of Control occurs, for purposes of Awards, such termination shall be deemed to have occurred immediately following a Change of Control.

Notwithstanding anything herein to the contrary, under no circumstances will a change in the constitution of the board of directors or managers of any Subsidiary, a change in the beneficial ownership of any Subsidiary, the merger or consolidation of a Subsidiary with any other entity, the sale of all or substantially all of the assets of any Subsidiary or the liquidation or dissolution of any Subsidiary (in each case which does not constitute and is not part of a sale of all or substantially all of the assets of the Company) constitute a “Change of Control” under this Plan.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)“Committee” means a committee of two or more Directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Directors, each of whom shall be a Qualified Member.

(j)“Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

(k)“Deferred Stock Unit” (“DSU”) means a Restricted Stock Unit awarded or granted to a Director.  As used herein, DSUs do not include units granted to Directors in payment of director fees pursuant to the Denbury Resources Inc. Director Deferred Compensation Plan, as amended.

(l)“Director” means a member of the Board.

(m)“Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which, in the reasonable opinion of the Committee or its designee based on such medical evidence as it deems necessary, can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that such Disability did not result, in whole or in part from: (i) a felonious undertaking or (ii) an intentional self-inflicted wound.

(n)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(f), to receive cash, Stock, or other property equal in value to dividends paid or issued with respect to a specified number of shares of Stock.

(o)“Effective Date” has the meaning set forth in Section 9(n).

(p)“Eligible Person” means all Employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including Directors; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual will be granted an award that shall, or may, be settled in Stock. An Employee on leave of absence may be considered as still in the employ of the Company or its Subsidiaries for purposes of eligibility for participation in this Plan.

(q)“Employee(s)” shall mean each person whose customary work schedule is a minimum of thirty (30) hours per week, and who is designated as an employee on the payroll records of the Company.

(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s)“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported by the stock exchange on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(t)“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(u)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(v)“Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code. Under the Prior Plan, Nonstatutory Stock Options were referred to as Non-Qualified Stock Options.

(w)“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(x)“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(g) hereof.

(y)“Participant” means a person who has been granted an Award under this Plan that remains outstanding, including a person who is no longer an Eligible Person.

(z)“Performance Award” means a right, granted to an Eligible Person under Section 6(j) hereof, to receive Awards based upon performance criteria specified by the Committee.

(aa)“person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a person, together with that person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such person, shall be deemed a single “person.”

(bb)    “Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code, and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(cc)    “Restricted Share Award” means the award of Restricted Stock under the Prior Plan.

(dd)    “Restricted Share Distributions” means any amounts under the Prior Plan, whether Stock, cash or other property (other than regular cash dividends) paid or distributed by the Company with respect to Restricted Stock prior to vesting.

(ee)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture. Under the Prior Plan Restricted Stock was referred to as Restricted Shares.

(ff)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified period.

(gg)    “Retirement Vesting Date” shall mean the first birthday of a Participant on which that Participant has attained the later of (i) his sixtieth (60th) birthday and (ii) the birthday on which that Participant attains an age equal to (x) sixty-five (65) minus (y) the number which results from multiplying (A) fifty percent (50%) times (B) that Participant’s full years of service as an Employee or service provider on such birthday, with such product of (A) and (B) rounded down to the nearest whole number before being deducted from sixty-five (65). For example, a Participant who has completed sixty (60) months of service (i.e., five (5) full years of service) as an Employee or service provider on such person’s sixty-second (62nd) birthday will not have attained such person’s Retirement Vesting Date, whereas a Participant who has completed seventy-two (72) months of service (i.e., six (6) full years of service) as an Employee or service provider on such person’s sixty-second (62nd) birthday will have attained such person’s Retirement Vesting Date.

(hh)    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as amended from time to time and applicable to this Plan and Participants.
(ii)    “Section 16 Officer” means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person routinely performing corresponding functions with respect to the Company.

(jj)    “Section 162(m) Award” means a Performance Award granted under Section 6(j)(ii) hereof to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

(kk)    “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(ll)    “Senior Management” means that group composed of the Company’s Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents and General Counsel, as such specific officers’ positions exist and individuals are then serving in such positions at the time in question.

(mm) “Separation” means (and shall occur on the date on which) a Participant ceases to be a Director or to have an employment or service relationship with the Company and its Affiliates for any reason, including death or Disability; provided, however, that a Separation will not be considered to have occurred (x) upon a Participant’s ceasing an employment relationship with the Company and its Affiliates if at that time the Participant continues to serve, or commences serving, as a director of the Company or (y) while a Participant is on sick leave, military leave, or any other leave of absence approved by the Company, if the period of such leave does not exceed 90 days, or, if longer, so long as the Participant’s right to reemployment or a continuing service relationship with the Company is guaranteed either by statute or by contract.

(nn)    “Stock” means the Company’s Common Stock, par value $0.001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(oo)    “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(pp)    “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(qq)    “Substitute Award” means an Award granted under Section 6(i) hereof in substitution for a similar award as a result of certain business transactions.

3.Administration.

(a)Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, to: (i) designate Eligible Persons as Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of shares of Stock or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, as well as the modification of such terms, which (subject to Section 6(a)) may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), or modification of any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive rules and regulations used to administer the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan or any such Award or Award Agreement, or any term thereof, into effect, and the Committee shall be the sole and final judge of that necessity or desirability. Notwithstanding the foregoing, the Committee shall not have any discretion to (A) make changes to any Award that is intended to qualify as “performance-based compensation” under section 162(m) of the Code to the extent that the existence of such discretion or authority would cause such Award not to so qualify, (B) accelerate the payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, or (C) take any action that would violate any applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)Manner of Exercise of Committee Authority. It is the intent of the Company that (i) Section 162(m) Awards shall qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and (ii) to the fullest extent possible, the grant of any Awards to, or other transaction by, a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to (A) an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board or (B) a Section 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, beneficiaries, and transferees under Section 7(a)(iii) hereof or other persons claiming rights from or through a Participant.

(c)Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan subject to such terms as the Committee shall determine, to perform such functions, including administrative functions and the power to grant Awards under the Plan, as the Committee may determine, to the extent that such delegation will not (i) violate applicable law, (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, or (iii) cause Section 162(m) Awards to fail to so qualify. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit such officer’s right to receive Awards under the Plan and shall be performed in a manner compliant with applicable law; provided, however, the officer may not grant Awards to himself or herself, a member of the Board, or any Section 16 Officer, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or a Section 16 Officer. The Committee may also appoint agents to assist it in administering the Plan that are employees (whether or not such employee is an officer), provided that such individuals may not be delegated the authority to (i) grant or modify any Awards that will, or may, be settled in Stock or (ii) take any action that would cause Section 162(m) Awards to fail to so qualify.

(d)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action taken or omitted or determination made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)Awards to Nonemployee Directors. Notwithstanding any provision in this Plan to the contrary and without being subject to management discretion, the Board, which may act through the Qualified Members, shall have the authority, in its sole and absolute discretion, to make Awards (other than ISOs) to nonemployee Directors under this Plan; provided, that, in each calendar year, during any part of which this Plan is in effect, a nonemployee Director may not be granted Awards (i) relating to more than 3% of the shares of Stock set forth in Section 4(a), subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 or (ii) if greater, Awards having a Fair Market Value on the date of grant greater than $1,500,000. The Board, which may act through the Qualified Members, shall set the terms of any such Awards in its sole and absolute discretion, and the Board, which may act through the Qualified Members, shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to other Eligible Persons.

(f)Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.Stock Subject to Plan.

(a)Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 48,400,000 shares, and such total will be available for the issuance of Incentive Stock Options.

(b)Application of Limitation to Grants of Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to persons who are Eligible Persons at the time of grant thereof. In each calendar year during any part of which this Plan is in effect, an Eligible Person may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) covering or measured by more than 4,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a maximum value determined on the date of grant in excess of $7,500,000. The foregoing limitations in this Section 5 shall be multiplied by one and one-half (1½) with respect to Awards granted to an Eligible Person during the first calendar year in which such person commences employment with the Company and its Subsidiaries.

6.Specific Terms of Awards.

(a)General Terms and Vesting. Awards may be granted on the terms and conditions set forth in this Section 6. Unless otherwise expressly provided in an Award Agreement, upon a Participant’s Separation by reason of the Participant’s death or Disability, all Awards granted to the Participant shall become fully exercisable and/or vested and nonforfeitable. Unless otherwise expressly provided in an Award Agreement, upon a Participant’s Retirement Vesting Date all Awards granted to the Participant (other than (A) Awards granted to the Participant within the one (1) year period preceding the Participant’s Retirement Vesting Date and (B) Performance Awards) shall become fully exercisable and/or vested and nonforfeitable. Awards (other than Performance Awards) granted to the Participant within the one year period preceding the Participant’s Retirement Vesting Date, or granted to the Participant after the Participant’s Retirement Vesting Date, shall vest on the first anniversary of their respective dates of grant unless earlier forfeited due to the Participant’s Separation prior to any such first anniversary date. Except to the extent Awards may become vested upon a Participant’s death, Disability or upon (or following) a Participant’s Retirement Vesting Date or upon a Change of Control, the length of the period over which an Award may become vested and nonforfeitable will not be less than (i) three (3) years for Awards of Restricted Stock and Restricted Stock Units that are not Performance Awards granted to Eligible Persons other than non-Employee Directors or (ii) one (1) year for other Awards. Notwithstanding the foregoing, the Committee may accelerate the date on which the restrictions on any Award lapse, are waived or vesting is otherwise accelerated with respect shares of Stock underlying Awards which comprise, in the aggregate for the period beginning on the Effective Date and ending on the date of such acceleration, five percent (5%) or less of the total number of shares of Stock authorized for issuance under this Plan pursuant to Section 4(a). For purposes of clarity, any acceleration due to the death, Disability or attainment of a Participant’s Retirement Vesting Date or a Change of Control will not count against this five percent (5%) pool. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine.

(b)Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Stock Options, to Eligible Persons on the following terms and conditions:

(i)Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that, except as provided in Section 6(i) or in Section 8 hereof, the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation, cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. No Option may be exercisable for a period of more than ten (10)

years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, for a period of no more than five (5) years following the date of grant of the ISO). Except as otherwise provided in an Award agreement, in order to avoid the termination of Nonstatutory Stock Options or SARs following the death of a Participant, any and all outstanding and vested Nonstatutory Stock Options or SARs will be deemed to be exercised on the day immediately prior to the first anniversary of the Participant’s death if not exercised before that date to the extent such Nonstatutory Stock Option is “in the money” as determined by the Committee or its designee.

(iii)ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten (10) years after the earlier of the adoption of this Plan or the Effective Date. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, a number of shares of Stock with a Fair Market Value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the per share grant price of the SAR as determined by the Committee.

(ii)Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that except as provided in Section 6(i) or in Section 8 hereof, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)Time and Method of Exercise. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), the method of exercise, method of settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards. No SAR may be exercisable for a period of more than ten (10) years following the date of grant of the SAR.

(iv)Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)Dividends and Splits. Except as otherwise provided in an Award Agreement, Restricted Stock that is issued and outstanding will have voting rights equal to the voting rights accorded to all holders of issued and outstanding Stock; however, in lieu of the right to receive regular cash or stock dividends relative to such Award, a Participant will be entitled to receive Dividend Equivalents providing the Participant with the right to receive a corresponding payment or issuance of Stock whenever the Company pays a dividend on its shares of issued and outstanding Stock, in each case in accordance with, and subject to, the terms of the Plan and the Award Agreement. As a condition to the grant of an Award of Restricted Stock and absent a contrary provision in an Award Agreement, Dividend Equivalents granted in connection with Restricted Stock shall be subject to the same restrictions and risk of forfeiture as the Restricted Stock with respect to which Dividend Equivalents accrue and shall not be paid unless and until such Restricted Stock has vested and been earned. In addition, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)Award and Restrictions. Restricted Stock Units shall be subject to such restrictions and vesting conditions as the Committee may impose, if any, which restrictions and conditions may lapse at a specified time or times or upon a specified event (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)Settlement. Settlement of Restricted Stock Units shall occur upon expiration of the restrictions, satisfaction of the vesting conditions or expiration of a later deferral period specified in the Awards for such Restricted Stock Units. Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units vesting on such date, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded in connection with any Award (other than an Option, Stock Appreciation Right or Performance Award prior to determination of the number of shares of Stock earned under such Performance Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Stock, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with any Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(g)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(h)Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements) as the Committee in its discretion determines to be appropriate.

(i)Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of an Eligible Person to receive payment from the Company. Awards may also be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(i) or in Section 8 hereof, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs, or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs, without, in each case, the approval of the stockholders of the Company.

(j)Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 6(j)(ii) hereof in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten (10) years.

(i)Vesting of Performance Awards. Unless otherwise expressly provided in an Award Agreement, (A) upon a Participant’s Separation by reason of the Participant’s death or Disability, all Performance Awards granted to the Participant will become fully exercisable and/or vested and non-forfeitable at the 100% target level of such Awards (as defined and set forth in the Award Agreement) and (B) upon a Participant’s Separation for any reason following the Participant’s Retirement Vesting Date, all Performance Awards granted to the Participant more than one (1) year prior to the Participant’s Separation will become earned and vested based on the actual performance results certified by the Committee and settled at the time provided in the Participant’s Award Agreement. In the event a Participant Separates after the Participant’s Retirement Vesting Date, but within one (1) year following the date of grant of a Performance Award, such Performance Award will be forfeited.

(ii)Section 162(m) Awards. If the Committee determines that a Performance Award granted to a Covered Employee is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 6(j)(ii); provided, however, that nothing in this Section 6(j) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such. Consistent with the terms of Section 3(b) hereof, when taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of Qualified Members. Further, the Committee may not delegate any responsibility relating to an Award intended to qualify as a Section 162(m) Award that would cause the Award to fail to so qualify.

(A)Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more Performance Criteria (as defined below) and a targeted or relative level or levels of performance with respect to each of such Performance Criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(1)Performance Criteria. For purposes of this Plan, “Performance Criteria” shall mean one or more of the following, either individually, alternatively or in any combination or derivative thereof, applied to either the Company as a whole or to one or more of its Subsidiaries or business segments, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, per share basis, per unit of production or reserves basis, or adjusted basis relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Committee in the Award: (i) finding and development costs of oil and gas reserves, development capital expenditures, total capital expenditures or depletion, depreciation and amortization (DD&A); (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of production or reserves replaced; (iv) production volumes, production per share, production per share growth, debt adjusted reserve or production growth per share or other production measures (including, but not limited to, adjusted production or production exit rate); (v) lease operating cost (“LOE”) measures, or adjusted LOE measures or total production costs; (vi) general and administrative (“G&A”) expense or adjusted G&A measures or changes therein; (vii) net asset value (“NAV”), NAV per share, PV10 value or changes therein; (viii) return on assets, return on net assets, return on investments or capital efficiency; (ix) revenues or oil and gas sales or changes therein; (x) operating cost measures or reductions; (xi) cash flow measures (including, but not limited to, operating cash flow, adjusted cash flow, cash flow before working capital changes, net cash flow, free cash flow or increases or changes therein, either on an absolute or per share basis); (xii) earnings (including net income, adjusted net income, income before interest and taxes, income before taxes, EBITDA or EBITDAX); (xiii) basic or diluted earnings or cash flow per share, or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) oil price, future oil price, change in oil price or change in future oil price; (xvi) return on equity or average shareholders’ equity; (xvii) total shareholder return, shareholder value, total market or enterprise value and changes therein or changes relative to the average or ranking of a peer group or equity market index; (xviii) return on capital, change in working capital, return on capital employed or Economic Value Added (EVA); (xix) operating income, net operating income, or operating margin; (xx) health, safety and environmental performance; (xxi) the implementation or completion of critical projects, (xxii) levels of debt on an absolute or relative basis, but shall not include remaining in the employ of the Company for a specified period of time; and/or (xxiii) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, per share or as a ratio with other performance criteria, or as compared to the performance of a published or special index of a Committee approved list of one or more peer companies deemed applicable by the Committee.

(2)Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the Performance Criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the applicable provisions of Section 8 of the Plan. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

(B)Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the Performance Criteria selected by the Committee from the list set forth in Section 6(j)(ii)(A)(1) hereof.

(C)Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the Performance Criteria selected from the list set forth in Section 6(j)(ii)(A)(1) hereof during the given performance period, as specified by the Committee in accordance with Section 6(j)(ii)(A)(1) hereof. The Committee may specify the amount of the pool as a percentage of any of such Performance Criteria, a percentage in excess of a threshold amount with respect to such Performance Criteria, or as another amount which need not bear a direct relationship to such Performance Criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the Performance Criteria.

(D)Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each Performance Criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable or issuable with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award intended to be a Section 162(m) Award. In addition, the Committee may not exercise discretion to reduce the amount of any Performance Award Pool allocable to one Covered Employee in a manner that results in an increase in the amount of the pool allocable to any other Covered Employee.

(E)Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of performance goals and performance period with respect to the selected Performance Criteria, (B) the establishment of the objective formula used to calculate the amount of cash or stock payable or issuable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to each Performance Criteria selected, shall be made or documented in writing.

(F)Options and SARs. Notwithstanding the foregoing provisions of this Section 6(j)(ii), Options and SARs with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the Performance Criteria listed above.

(iii)Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

7.Certain Provisions Applicable to Awards.

(a)Limit on Transfer of Awards.

(i)Except as provided in Section 7(a)(iii) below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. The Participant may file with the Committee a written designation of beneficiary (such person(s) being the Participant’s “Beneficiary”), on such form as may be prescribed by the Committee. The Participant may, from time to time, amend or revoke a designation of Beneficiary. In the event that the Participant does not file a written designation of Beneficiary, or where such Beneficiary predeceases the Participant, the following rules shall apply: (i) the Participant’s beneficiary designation for the basic life insurance benefits provided by the Company shall be the Participant’s Beneficiary; and (ii) in the absence of such basic life insurance beneficiary, or in the event that such basic life insurance beneficiary predeceases the Participant, the Participant’s estate shall be deemed to be the Participant’s Beneficiary. Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)Except as provided in Section 7(a)(iii) below or unless otherwise determined by the Committee, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(c)Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)Additional Agreements. Each Eligible Person to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s Separation to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(f)Termination of Service. Except as provided herein, the treatment of an Award upon a Separation by a Participant shall be specified in the applicable Award Agreement or in any separation agreement entered into between the Participant and the Company.

8.Amendment; Subdivision or Consolidation; Recapitalization; Change of Control; Reorganization.

(a)Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share or dollar limitation, shall be subject to the approval of the Company’s stockholders not later than the annual stockholders’ meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, no amendment or suspension of this Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Participant without the consent of such Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan or in the applicable Award Agreement; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8(b) through 8(g) will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(b)Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Subsidiaries, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or its Subsidiaries, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(c)Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately (or as appropriate to reflect an extraordinary cash dividend), and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(c), the Committee shall prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall provide each affected Participant with such notice.

(d)Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change of Control, the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and securities to which the Participant or permitted transferee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant or permitted transferee had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(e)Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(f)Change of Control and Other Events. Unless otherwise expressly provided in an Award Agreement, in the event of a Change of Control all Awards shall become fully exercisable and/or vested and nonforfeitable. In addition, and notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, effective upon a Change of Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, the Committee, acting in its sole discretion without the consent or approval of any Participant or permitted transferee, may effect one or more of the following alternatives, which may vary among individual Participants or permitted transferees and which may vary among Options, SARs or other Awards held by any individual Participant or permitted transferee: (i) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, before or after such Change of Control, after which specified date all unexercised Awards and all rights of Participants or permitted transferees thereunder shall terminate; (ii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected Participants or permitted transferees of some or all of the outstanding Awards held by such Participants or permitted transferees (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each Participant or permitted transferee an amount of cash (or other consideration including securities or other property) per Award (other than a Dividend Equivalent payable in cash or a Cash Award) equal to the Change of Control Price (as defined below), less the Exercise Price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided, however, that to the extent the exercise price of an Option or an SAR exceeds the Change of Control Price, such award may be canceled for no consideration; or (iii) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such pending or effective Change of Control (including, but not limited to, (x) the substitution, assumption, or continuation of Awards by the successor company or a parent, subsidiary or affiliate thereof for new awards of that successor, and (y) the adjustment as to the number and price of shares of Stock or equity of the successor entity or other consideration subject to such Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(g)Change of Control Price. The “Change of Control Price” means (i) if the Change of Control is the result of a tender or exchange offer for, consolidation or merger of, sale of all or substantially all of the assets of, or the liquidation or dissolution of, the Company, the consideration per share of Stock received by the shareholders in connection with such transaction, or, if (i) is not applicable, (ii) the highest Fair Market Value of a share of Stock during the sixty (60) day period prior to and including the date of a Change of Control. To the extent that the consideration paid in any such transaction described in (i) above consists all or in part of securities or other non-cash consideration, the value of such securities and other non-cash consideration shall be the fair cash equivalent as determined by such reasonable methods or procedures as shall be established by the Committee.

9.General Provisions.

(a)Tax Withholding. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution or issuance of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Company may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate; provided however, any Participant may elect to pay taxes with shares of Stock through net settlement or previously owned shares. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the number of shares of Stock that may be so withheld (or surrendered) shall be limited to the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, or other withholding rate as determined by the Committee in its discretion if determined not to be detrimental to the Company or Participant.

(b)Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)Governing Law. All questions arising with respect to the provisions of the Plan and Awards Agreements shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state securities laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(d)Severability and Reformation. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(e)Unfunded Status of Awards; No Trust or Fund Created. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments or Stock from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements (including bonuses) as it may deem desirable, including incentive arrangements and awards which do not constitute “performance-based compensation” under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(h)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i)Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(k)Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Participant’s or permitted transferee’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any Exercise Price, grant price, or tax withholding) is received by the Company.

(l)Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. It is the intention of the Company that no Award shall be “deferred compensation” subject to the Nonqualified Deferred Compensation Rules, unless and to the extent that the Committee or its delegate specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee or its delegate determines will be subject to the Nonqualified Deferred Compensation Rules, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Committee or its delegate, and shall comply in all respects with the Nonqualified Deferred Compensation Rules. The following rules will apply to Awards that constitute (or at any time are deemed to constitute) a deferral of compensation under Nonqualified Deferred Compensation Rules (“409A Awards”):

(i)If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with the Nonqualified Deferred Compensation Rules.

(ii)The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under the Nonqualified Deferred Compensation Rules.

(iii)If an Award is subject to the Nonqualified Deferred Compensation Rules, “Separation” shall mean “separation from service” as defined in the Nonqualified Deferred Compensation Rules whenever any payment or settlement of an Award conferred under this Plan is to be made upon Separation and is subject to such rules. For such purposes, “separation from service” of an Employee shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.

(iv)Any distribution of a 409A Award following a Separation that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” as defined under Section 409A(a)(2)(B)(i) of the Code, shall occur no earlier than the expiration of the six-month period following such Separation or upon such Participant’s death, if earlier.

(v)If distribution or settlement of a 409A Award is to be made upon the Participant’s Disability “Disability” shall mean “disability” as such term is defined in the Nonqualified Deferred Compensation Rules.

(vi)If a Change of Control of the Company occurs which does not constitute a “change of control” as defined in the Nonqualified Deferred Compensation Rules, 409A Awards shall be subject to the same treatment as other Awards under the Plan (except as otherwise provided in the Award Agreement of the 409A Award), including accelerated vesting, settlement for cash, substitution, assumption or continuation, as applicable, but the payment or distribution to the Participant with respect to such Award shall not occur upon the Change of Control if such payment or distribution would violate the Nonqualified Deferred Compensation Rules. In such event, the amount or property due in settlement of the Award shall not be paid or distributed to the Participant until the earliest time or upon the first event, whichever occurs first, that is a permitted distributable event under the Nonqualified Deferred Compensation Rules and the terms of the Award. If such event will not occur until more than 90 days after the Change of Control, the amount or property to which the Participant is entitled shall be deposited by the Company within 30 days after the Change of Control into an irrevocable grantor trust of a type commonly referred to as a “rabbi trust,” with an independent trustee, until distributable to the Participant. The Company shall bear all of the costs associated with the establishment and administration of such trust.

(vii)In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(viii)In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(ix)Notwithstanding anything herein to the contrary, in no event shall the Company or the Committee be liable for the payment of, or any gross up payment in connection with, any taxes or penalties owed by a Participant pursuant to Section 409A of the Code.

(m)Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

(n)Effect on Outstanding Awards. Awards issued under the Prior Plan shall be subject to the terms of the Prior Plan unless such application substantially impairs the rights of any Participant with respect to such an outstanding Award. In that event, the terms of the Prior Plan shall continue to apply to the extent necessary to avoid such substantial impairment or as required under the terms of the applicable Award Agreement. Notwithstanding the foregoing, the terms of the Plan (as amended and restated) shall apply to any outstanding Award as of the Effective Date if the Committee’s delegatee determines in its sole discretion that such application either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that the exception in this clause (ii) shall not apply following a Change of Control.

(o)Plan Effective Date and Term. This Plan was adopted by the Board to be effective on the date the Plan is approved by the stockholders of the Company (the “Effective Date”). No Awards may be granted under this Plan on and after the tenth anniversary of the Effective Date; however, any Award granted prior to such termination date, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.